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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2003

MISSION ENERGY HOLDING COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	333-68632	95-4867576
(State or principal jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

2600 Michelson Drive, Suite 1700
Irvine, California 92612
(Address of principal executive offices, including zip code)

949-852-3576
(Registrant's telephone number, including area code)

Items 1 through 4 and 6 through 11 are not included because they are not applicable.

This current report includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events based upon knowledge of facts as of the date of this current report and our assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside our control. We have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 5.    Other Events.

Moody's Downgrade

        On May 14, 2003, Moody's Investors Service downgraded Mission Energy Holding Company's (MEHC's) senior debt rating to Caa2 from B3. Moody's also lowered its credit rating of MEHC's subsidiary, Edison Mission Energy (EME) (senior unsecured to B2 from Ba3), and EME's largest subsidiary, Edison Mission Midwest Holdings Co. (syndicated loan facility to Ba3 from Ba2). In addition, Moody's downgraded the credit ratings of Brooklyn Navy Yard Cogeneration Partners, L.P., a partnership in which an EME subsidiary owns a 50% interest (senior secured debt to Ba1 from Baa3), the pass-through bonds related to the sale-leaseback of the Homer City facilities (to Ba2 from Baa3), the pass-through certificates related to the sale-leaseback of Midwest Generation's Powerton Station and Joliet Station (to B2 from Ba3), the bank credit facility related to the sale-leaseback of Midwest Generation's Collins facility (to Ba3 from Ba2), and Mission Capital L.P. (monthly income preferred securities, to Caa1 from B2). The ratings are no longer under review for possible further downgrade. The outlook is stable for the ratings of Brooklyn Navy Yard Cogeneration Partners, L.P. and the pass-through bonds related to the sale-leaseback of the Homer City facilities. The outlook is negative for the ratings of MEHC, EME, Edison Mission Midwest Holdings and the other affected entities.

        These ratings actions do not trigger any defaults or prepayment obligations under MEHC's or EME's credit facilities or those of the other affected entities. In particular, these changes do not require any prepayment of indebtedness at Edison Mission Midwest Holdings. However, the changed ratings may affect the ability of EME to extend or replace its credit facilities upon expiration and the ability of Edison Mission Midwest Holdings to extend or refinance its $911 million of debt maturing in December 2003.

        In addition, sales of power from EME's First Hydro, Homer City and Midwest Generation projects require credit support, depending upon market conditions and the strategies adopted for the sale of this power. EME has previously projected the potential working capital support for this to be between $100 million and $200 million from time to time during 2003 and currently believes these projections to be unchanged.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mission Energy Holding Company
(Registrant)

Date:	May 14, 2003	/s/ Kevin M. Smith KEVIN M. SMITH Senior Vice President and Chief Financial Officer

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SIGNATURE